                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                         HEALTHCARE SERVICES GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                   SUITE 300
                          BENSALEM, PENNSYLVANIA 19020


                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 23, 2006

                              --------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May
23, 2006, at 10:00 A.M., for the following purposes:

          1.   To elect seven directors;

          2. To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2006; and

          3. To consider and act upon such other business as may properly come before the Meeting and any adjournment or postponement.

   Only shareholders of record at the close of business on April 3, 2006 will be entitled to notice of and to vote at the Annual Meeting.

   PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.


                                       By Order of the Board of Directors


                                              DANIEL P. MCCARTNEY
                                           Chairman of the Board and
                                            Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 10, 2006

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                   SUITE 300
                          BENSALEM, PENNSYLVANIA 19020


                              --------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2006

                              --------------------

   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 23, 2006 at 10:00
A.M. At the Annual Meeting, the shareholders will consider the following proposals: (1) to elect seven directors; (2) to approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm (the "Independent Auditors") of the Company for its current fiscal year ending December 31, 2006; and (3) to consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

   This Proxy Statement is being mailed to shareholders on or about April 10, 2006.

                           PROXIES; VOTING SECURITIES

   Only holders of Common Stock $.01 par value (the "Common Stock") of record at the close of business on April 3, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 27,227,000 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                              CORPORATE GOVERNANCE

   The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") which, among other things, establishes, or provides the basis for, a number of corporate governance standards and disclosure requirements. In addition, the NASDAQ Stock Market has recently revised its corporate governance and listing requirements.

   In accordance with these latest developments and listing requirements, a majority of the members of the Company's Board of Directors are independent: namely, John M. Briggs, Robert L. Frome, Robert J. Moss and Barton D. Weisman.

CODE OF ETHICS AND BUSINESS CONDUCT

   We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsgcorp.com.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, seven directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive instructions are entitled to vote for the election of directors.

   The nominees are as follows:


                  NAME, AGE, PRINCIPAL OCCUPATIONS
                  FOR THE PAST FIVE YEARS AND CURRENT                          DIRECTOR
                 PUBLIC DIRECTORSHIPS OR TRUSTEESHIPS                            SINCE
                 -------------------------------------                         --------
Daniel P. McCartney, 54, Chief Executive Officer and Chairman of the
  Board of the Company for more than five years............................     1977

Barton D. Weisman, 78, Chairman of the Board of NuVision Management,
  LLC (successor company to H.B.A. Corporation and H.B.A. Management,
  Inc.) since 2002; President and Chief Executive Officer of several affiliated companies, which own and/or manage nursing homes, for
  more than five years.....................................................     1983(2)

Joseph F. McCartney, 51, Divisional Vice President of the Company
  for more than five years; brother of Daniel P. McCartney.................     1983

Robert L. Frome, Esq., 68, Member of the law firm of Olshan Grundman
  Frome Rosenzweig & Wolosky LLP for more than five years; Director
  of NuCo2, Inc., Continuum Group A, Inc. and Horizon Wimba, Inc...........     1983

Thomas A. Cook, 60, President and Chief Operating Officer of the
  Company for more than five years.........................................     1987

Robert J. Moss, Esq., 68, President, Moss Associates, a law firm,
  for more than five years.................................................     1992(1)(2)

John M. Briggs, CPA, 55, Treasurer, Philadelphia Affiliate of The
  Susan G. Komen Breast Cancer Foundation since February, 2005;
  formerly Partner of Briggs, Bunting & Dougherty, LLP, a registered public accounting firm for more than five years. Board member of
  the Capstone Group of Regulated Investment Funds.........................     1993(1)(2)

---------------
(1)  Member of Nominating, Compensation and Stock Option Committee.

(2)  Member of Audit Committee.

   THE DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

                            OTHER EXECUTIVE OFFICERS



                     NAME, AGE, PRINCIPAL OCCUPATIONS
                    FOR THE PAST FIVE YEARS AND CURRENT
                    PUBLIC DIRECTORSHIPS OR TRUSTEESHIPS
                   -------------------------------------
James L. DiStefano, 61, Chief Financial Officer and Treasurer for more than five years.
Richard W. Hudson, 58, Vice President of Finance and Secretary for more than five years.

                       BOARD OF DIRECTORS AND COMMITTEES


   BOARD OF DIRECTORS. The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met seven times during the 2005 fiscal year. During 2005, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director or committee member. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting. In 2005, all seven of the directors attended the Company's Annual Meeting.

   The Board has established an Audit Committee, and a Nominating, Compensation and Stock Option Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2005 with respect to the Audit Committee, and the Nominating, Compensation and Stock Option Committee are described below:

   AUDIT COMMITTEE. The Audit Committee's primary responsibilities, as described in the Amended and Restated Audit Committee Charter (which was filed with the definitive proxy statement relating to the Company's May 25, 2004 Annual Meeting of Shareholders) include:

   (a) appointment, compensation and oversight of the Company's Independent Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditors' plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and (iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

   (b) overseeing and monitoring the Company's accounting and financial reporting processes and internal control system, audits of the Company's financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

   (c) providing an open avenue of communication among the Independent Auditors and financial and other senior management and the Board;

   (d) reviewing with management and, where applicable, the Independent Auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be included in earnings press releases;

   (e) reviewing material issues, and any analyses by management or the Independent Auditors, concerning accounting principles, financial statement presentation, the adequacy of the Company's internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company's financial statements;

   (f) reviewing with the Company's legal counsel any legal matters that could have a significant effect on the Company's financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

   (g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

   (h) reviewing and overseeing compliance with the Company's Code of Ethics and Business Conduct;

   (i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company's accounting, internal controls or auditing matters; and

   (j) reporting Audit Committee activities to the full Board of Directors and issuing annual reports to be included in the Company's proxy statement. Each of Messrs. Moss, Weisman and Briggs are independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

   Mr. Briggs has been designated the "audit committee financial expert" and he satisfies the attributes required of "audit committee financial experts" pursuant to Section 407 of Sarbanes-Oxley. The Audit

Committee met five times during 2005. The report of Audit Committee for the fiscal year ended December 31, 2005 is included herein under "Audit Committee Report" below.

   Additionally, the Amended and Restated Audit Committee Charter is provided on the Company's website, www.hcsgcorp.com.

   NOMINATING, COMPENSATON AND STOCK OPTION COMMITTEE. The Nominating, Compensation and Stock Option Committee's (composed of Messrs. Briggs & Moss) primary responsibilities are to assist the Board by:

   (a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

   (b) identifying, reviewing and evaluating individuals qualified to become Board members and recommending to the Board director nominees for each annual meeting of the Company's shareholders;

   (c) discharging the Board's responsibilities relating to the compensation of Company executives; and

   (d) administering the Company's stock option plans or other equity-based compensation plans.

   Each of Messrs. Briggs and Moss are Independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The Nominating, Compensation and Stock Option Committee met once during 2005.

   The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the Committee of candidates to be considered by this Committee for nomination for election as Directors. The Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Committee under its Charter. (The Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company's website: www.hcsgcorp.com). The Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the Committee may use multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and stockholders. The Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors. The Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company's shareholders. The Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ Stock Market, Inc. and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company's and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. See below for the Report of the Nominating, Compensation and Stock Option Committee regarding executive compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth information as of the Record Date, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers as defined in
Item 402(a)(3) of Regulation S-K and other Executive Officers and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                                    AMOUNT AND
                                                                     NATURE OF             PERCENT
                                                                    BENEFICIAL                OF
NAME AND BENEFICIAL OWNER OR GROUP (1) (2)                           OWNERSHIP            CLASS (3)
------------------------------------------                          ----------            ---------
Daniel P. McCartney ............................................    2,493,366(4)              9.0%
Pequot Capital Management, Inc. ................................    2,246,050(5)              8.3%
Wells Capital Management Incorporated ..........................    2,134,117(6)              7.9%
Advisory Research Inc. .........................................    2,080,829(7)              7.6%
Thomas A. Cook .................................................      573,734(8)              2.1%
Barton D. Weisman ..............................................      251,685(9)              (17)
James L. DiStefano .............................................      146,045(10)             (17)
Joseph F. McCartney ............................................      135,649(11)             (17)
John M. Briggs .................................................       84,520(12)             (17)
Robert L. Frome ................................................       61,437(13)             (17)
Robert J. Moss .................................................       49,637(14)             (17)
Richard W. Hudson ..............................................       45,259(15)             (17)
Directors and Executive Officers as a group (9 persons) ........    3,841,332(16)            13.3%

---------------
(1) The address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

(2) The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880. The address of Wells Capital Management Incorporated is 525 Market Street, San Francisco, CA 94105, and the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. The address of Advisory Research, Inc. is 180 North Stetson Street, Suite 5500, Chicago, IL 60601.

(3)  Based on 27,227,000 shares of Common Stock outstanding at the Record
     Date.

(4) Includes incentive stock options to purchase 90,795 shares and nonqualified stock options to purchase 422,221 shares all currently exercisable, and 21,813 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan; also includes an aggregate of 32,903 shares held by Mr. McCartney's minor child. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and a principal shareholder of the Company.

(5) According to a Schedule 13G filed by Pequot Capital Management, Inc dated February 14, 2006, it has sole dispositive power with respect to the 2,246,050 shares (of which it has sole voting power with respect to 2,210,650 shares).

(6) According to a Schedule 13G filed by Wells Fargo & Company dated March 2, 2006, it and Wells Capital Management Incorporated have, in the aggregate, dispositive power with respect to the 2,134,117 shares (of which they have sole voting power with respect to 2,027,747 shares).

(7) According to a Schedule 13G filed by Advisory Research Inc. dated February 14, 2006, it has sole dispositive power and sole voting power with respect to the 2,080,829 shares.

(8) Includes incentive stock options to purchase 120,024 shares and nonqualified stock options to purchase 420,609 shares, all currently exercisable, and 15,303 shares credited to Mr. Cook's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(9) Includes nonqualified stock options to purchase 79,843 shares, all currently exercisable; also includes 82,000 shares that Mr. Weisman holds in a trust of which he and his wife serve as trustees. Mr. Weisman disclaims beneficial ownership of the shares held in trust.

(10) Includes incentive stock options to purchase 108,939 shares and nonqualified stock options to purchase 28,003 shares, all currently exercisable, and 5,374 shares credited to Mr. DiStefano's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(11) Includes incentive stock options to purchase 46,767 shares and nonqualified stock options to purchase 45,738 shares, all currently exercisable, and 4,430 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(12) Includes nonqualified stock options to purchase 39,687 shares, all currently exercisable.

(13) Includes nonqualified stock options to purchase 54,687 shares, all currently exercisable.

(14) Represents nonqualified stock options to purchase 49,637 shares, all currently exercisable.

(15) Includes incentive stock options to purchase 21,604 shares and nonqualified stock options to purchase 12,849 shares, all currently exercisable, and 828 shares credited to Mr. Hudson's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(16) Includes 1,541,403 shares underlying options granted to this group. All options are currently exercisable; also includes 47,748 shares credited to the accounts of certain executive officers (but unissued) in connection with the Company's Deferred Compensation Plan.

(17) Less than 1% of the outstanding shares.

DIRECTORS' FEES

   The Company paid each director who is not an employee of the Company $500 for each regular or committee meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. Additionally, Non-employee Directors are also reimbursed for travel related expenses incurred in connection with Board or Committee meetings business. Mr. Briggs will receive a quarterly retainer of $9,000 in respect to his chairmanship of the Audit Committee and serving as the Audit Committee Financial Expert. The Company also granted options to non-employee directors to purchase an aggregate of 19,960 shares of Common Stock during the year ended December 31, 2005 pursuant to the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997 (the "1996 Plan").

                            MANAGEMENT COMPENSATION


SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 2005 (the "Named Executive Officers").


                                                                                        LONG TERM COMPENSATION
                                                                                  ----------------------------------
                                                                                          AWARDS             PAYOUTS
                                                                                  -----------------------    -------
                                                    ANNUAL COMPENSATION
                                              --------------------------------                 SECURITIES
                                                                                 RESTRICTED    UNDERLYING
            NAME AND                FISCAL                        OTHER ANNUAL      STOCK       OPTIONS/      LTIP       ALL OTHER
       PRINCIPAL POSITIONS           YEAR      SALARY    BONUS    COMPENSATION     AWARDS        SARS(1)     PAYOUTS   COMPENSATION
 --------------------------------   ------    --------   -----    ------------   ----------    ----------    -------   ------------
Daniel P. McCartney                  2005     $938,181     0        $49,139           0          25,000         0            0
 Chairman of the                     2004      752,442     0         38,529           0          37,500         0            0
 Board and Chief                     2003      654,950     0         35,443           0          37,500         0            0
 Executive Officer

Thomas A. Cook,                      2005     $938,181     0        $37,229           0          25,000         0            0
 President, Chief                    2004      752,442     0         30,171           0          37,500         0            0
 Operating Officer                   2003      654,950     0         26,530           0          37,500         0            0
 and Director

James L. DiStefano                   2005     $190,138     0        $ 7,393           0          10,000         0            0
 Chief Financial Officer             2004      184,000     0          6,919           0          15,000         0            0
 and Treasurer                       2003      172,950     0          6,557           0          15,000         0            0

Richard W. Hudson                    2005     $184,452     0        $ 7,186           0          10,000         0            0
 Vice President Finance              2004      175,287     0          3,126           0          15,000         0            0
 and Secretary                       2003      161,637     0            844           0          15,000         0            0

Joseph F. McCartney                  2005     $141,373     0        $14,167           0          10,000         0            0
 Divisional Vice                     2004      150,978     0         14,368           0          15,000         0            0
 President and Director              2003      154,804     0         14,469           0          15,000         0            0

---------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights).

                      EQUITY COMPENSATION PLAN INFORMATION


   The following table sets forth for the Company's equity compensation plans, on an aggregated basis, the number of shares of its Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005.


                                                                                                        NUMBER OF SECURITIES
                                           NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE           REMAINING AVAILABLE FOR
                                             ISSUED UPON EXERCISE OF      EXERCISE PRICE OF         FUTURE ISSUANCE UNDER EQUITY
                                              OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,      COMPENSATION PLANS (EXCLUDING
                                               WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    SECURITIES REFLECTED IN COLUMN (A))
  PLAN CATEGORY                                        (A)                       (B)                            (C)
---------------------------------------    --------------------------    --------------------   -----------------------------------
Equity compensation plans approved by
  security holders.....................             2,844,149(1)                $8.91                        2,696,573(2)
Equity compensation plans not approved
  by security holders..................                   N/A                     N/A                              N/A
                                           --------------------------    --------------------   -----------------------------------
Total..................................             2,844,149                   $8.91                        2,696,573

---------------
(1) Represents shares of Common Stock issuable upon exercise of outstanding options granted under either the 2002 Plan, the 1996 Plan, or the 1995 Incentive and Non-qualified Stock Option Plan (the "Stock Option Plans").

(2) Includes options to purchase 1,721,288 shares available for future grant under the Company's Stock Option Plans. Also includes 1,378,401 and 5,425 shares available for issuance under the Company's 1999 Employee Stock Purchase Plan and 1999 Deferred Compensation Plan, respectively (collectively, the "1999 Plans"). Treasury shares may be issued under the 1999 Plans.

OPTION GRANTS DURING 2005 FISCAL YEAR

   The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 2005.


                                                                                                                     POTENTIAL
                                                                                                                 REALIZABLE VALUE
                                                                                                                    AT ASSUMED
                                                                                                                  ANNUAL RATES OF
                                                                                                                    STOCK PRICE
                                                                                                                 APPRECIATION FOR
                                                             INDIVIDUAL GRANTS                                    OPTION TERM (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF
                                                  SECURITIES     % OF TOTAL
                                                  UNDERLYING      OPTIONS
                                                    OPTIONS      GRANTED TO     EXERCISE
                                                    GRANTED     EMPLOYEES IN      PRICE
                     NAME                           (#) (2)     FISCAL YEAR    ($/SH) (2)    EXPIRATION DATE       5%         10%
 ----------------------------------------------   ----------    ------------   ----------    ---------------    --------   --------
Daniel P. McCartney ...........................     25,000         6.15%        $20.71(3)      Dec. 30,2010     $143,045   $316,092
Thomas A. Cook ................................     25,000         6.15%         20.71(3)      Dec. 30,2010      143,045    316,092
James L. DiStefano ............................     10,000         2.46%         20.71(3)      Dec. 30,2010       57,218    126,437
Richard W. Hudson .............................     10,000         2.46%         20.71(3)      Dec. 30,2010       57,218    126,437
Joseph F. McCartney ...........................     10,000         2.46%         20.71(3)      Dec. 30,2010       57,218    126,437

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the

     Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer for more than six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised), in cash, or a combination of any of the foregoing, as determined by the Nominating, Stock Option and Compensation Committee.

(3) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING 2005 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

   The following table provides information related to the exercise of options and the number and value of options held at fiscal year end by each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.


                                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                              SHARES         VALUE          OPTIONS AT FY-END(#)             AT FY-END ($)(2)
                                            ACQUIRED ON     REALIZED     ---------------------------    ---------------------------
                  NAME                     EXERCISE (#)      ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
 ---------------------------------------   ------------    ----------   -----------    -------------    -----------   -------------
Daniel P. McCartney ....................       40,395      $  762,031     513,016           -0-         $7,550,173         $-0-
Thomas A. Cook .........................      191,251       3,006,367     540,633           -0-          8,081,400          -0-
James L. DiStefano .....................           --              --     136,942           -0-          1,883,123          -0-
Richard W. Hudson ......................       54,678         592,804      34,453           -0-            223,267          -0-
Joseph F. McCartney ....................       34,650         552,610      92,505           -0-          1,098,348          -0-

---------------
(1) Value realized is calculated by multiplying the shares acquired upon exercise by the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise.

(2) The closing price of the Common Stock as reported by the NASDAQ National Market System on December 31, 2005 was $20.71. Value is calculated by multiplying the number of shares underlying the option by the difference between the option exercise price and $20.71.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and 10% stockholders to file with the Securities Exchange Commission ("SEC") and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

   To the Company's knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2005 all Section 16 (a) filing requirements applicable to its Directors and executive officers were complied with.

SARBANES-OXLEY ACT COMPLIANCE

   Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

   Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with all rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

                            STOCK PERFORMANCE GRAPH


   THE FOLLOWING GRAPH COMPARES THE TOTAL CUMULATIVE RETURN (ASSUMING DIVIDENDS WERE REINVESTED) ON THE COMMON STOCK WITH THE CUMULATIVE TOTAL RETURN ON THE S&P 500 INDEX AND THE S&P 500 HEALTH CARE DISTRIBUTORS INDEX DURING THE FIVE FISCAL YEARS ENDED DECEMBER 31, 2005.

                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)


                                                                  ANNUAL RETURN PERCENTAGE
                                                                        YEARS ENDING
COMPANY / INDEX                                         DEC01     DEC02     DEC03    DEC04     DEC05
----------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP, INC.                          61.57    26.60     48.64     65.23    51.70
S&P 500 INDEX                                           -11.89   -22.10     28.68     10.88     4.91
S&P 500 HEALTH CARE DISTRIBUTORS                         -0.55   -14.23      8.18     -2.53    29.26

                                                                       INDEXED RETURNS
                                                                        YEARS ENDING
                                               BASE
                                              PERIOD
COMPANY / INDEX                                DEC00     DEC01    DEC02     DEC03     DEC04    DEC05
----------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP, INC.                  100    161.57   204.55    304.04    502.36   762.07
S&P 500 INDEX                                    100     88.11    68.64     88.33     97.94   102.75
S&P 500 HEALTH CARE DISTRIBUTORS                 100     99.45    85.30     92.27     89.94   116.25







                               [GRAPHIC OMITTED]

                             AUDIT COMMITTEE REPORT


   The members of the Audit Committee from January 1, 2005 to December 31, 2005 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The Audit Committee met seven times during the fiscal year. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

   The Audit Committee adopted an Amended and Restated Audit Committee Charter on February 12, 2004, a copy of which is available on the Company's website at www.hcsgcorp.com and was previously filed with the Company's Proxy Statement for its 2004 Annual Meeting of Shareholders.

   The Company's Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company's internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

   In connection with the audit of the Company's financial statements for the year ended December 31, 2005, the Audit Committee met with representatives from Grant Thornton LLP, the Company's Independent Auditors, and the Company's internal auditor. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company's internal auditor, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90, and Public Company Accounting Oversight Board Auditing Standard No. 2.

   The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP's independence. On November 15, 2005, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2005, as well as management's assessment of internal controls over financial reporting.

   Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors determined, that the Company's financial statements and Management's Annual Report On Internal Control Over Financial Reporting, both audited by Grant Thornton LLP, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.



AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Barton D. Weisman

           NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE REPORT


   The compensation of the Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee's determinations regarding such compensation are based on a number of factors including, in order of importance:

     o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

     o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

     o Consideration of the individual's overall contribution to the Company.

   Compensation for the Named Executive Officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined by the Nominating, Compensation and Stock Option Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since the Company has not paid compensation in excess of $1 million per annum to any employee. Under the 1995 Plan no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Plan qualify as "performance-based" for purposes of Section 162(m) of the Code. In addition, under the 2002 Plan, no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year. Therefore, compensation received as a result of options granted under the 2002 Plan, qualify as "performance-based" for purposes of Section 162(m) of the Code (the options exercised by the Named Executive Officers in fiscal 2005 were granted under either the 1995 Plan or the 2002 Plan).

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. Daniel P. McCartney and Mr. Thomas A. Cook each received an annual base salary of $227,000 for the year ending December 31, 2005 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation with respect to the calendar year ending December 31, 2006 will be determined with each receiving a base salary of $75,000 and an additional 3% of the income from operations before income taxes of the Company attributable to 2005.



NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
John M. Briggs
Robert J. Moss

             INTERLOCKS AND INSIDER PARTICIPATION AND OTHER MATTERS


   Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2005, these agreements resulted in gross revenues of approximately $3,257,000 to the Company (less than 1% of the Company's total revenues). Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the year ended December 31, 2005 were less than $100,000. Additionally, the fees paid by the Company did not exceed 5% of such firm's total revenues.

   Both Mr. Frome and Mr. Weisman are independent directors as such term is defined by NASDAQ Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

   Mr. James Cook, the brother of Thomas Cook (a director of the Company, as well as it's President and Chief Operating Officer), has an ownership interest in four nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2005, these agreements resulted in gross revenues of approximately $4,396,000 to the Company (less than 1% of the Company's total revenues). The client issued interest bearing promissory notes in the aggregate amount of $1,200,000 for obligations due. At December 31, 2005, the subject notes receivable are within agreed upon payment terms. Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Bryan McCartney, the brother of Daniel McCartney (Chairman of the Board and the Company's Chief Executive Officer), is employed by the Company as a Senior Vice President. Mr. Bryan McCartney's compensation earned from the Company during fiscal year 2005 was approximately $346,000. Such compensation earned by Mr. Bryan McCartney is in accordance with the Company's compensation policy for all management personnel in similar positions.

   Mr. Kevin McCartney, the brother of Daniel McCartney, is employed by the Company as a Divisional Vice President. Mr. Kevin McCartney's compensation earned from the Company during fiscal year 2005 was approximately $137,000. Such compensation earned by Mr. Kevin McCartney is in accordance with the Company's compensation policy for all management personnel in similar positions.

   Mr. Timothy McCartney, the brother of Daniel McCartney, is employed by the Company as a Corporate Counsel. Mr. Timothy McCartney's compensation earned from the Company during fiscal year 2005 was approximately $107,000. Management believes that the compensation earned by Mr. Timothy McCartney is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

   Mr. Joseph McCartney, the brother of Daniel McCartney, is employed by the Company as a Divisional Vice President and serves as a director of the Company. Mr. Joseph McCartney's compensation earned from the Company, as an employee, during fiscal year 2005 was approximately $156,000. Such compensation earned by Mr. Joseph McCartney is in accordance with the Company's compensation policy for all management personnel in similar positions. Mr. Joseph McCartney received no compensation from the Company from his position as a Company director.

   Mr. Steven Newns, the brother-in-law of Daniel McCartney, is employed by the Company as a Regional Manager. Mr. Steven Newn's compensation earned from the Company during fiscal year 2005 was approximately $110,000. Such compensation earned by Mr. Steven Newns is in accordance with the Company's compensation policy for all management personnel in similar positions.

                                 PROPOSAL NO. 2
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2006. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2006. A representative of Grant Thornton LLP, which has served as the Company's Independent Auditors since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention or withholding of authority to vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

   Fees billed to the Company by Grant Thornton LLP during fiscal year 2005:

   Audit Fees: Audit fees billed to the Company by Grant Thornton LLP during the Company's 2005 fiscal year and 2004 fiscal year for audit of the Company's annual financial statements, reviews of those financial statements included in the Company's quarterly reports on Form 10-Q, and auditing of the Company's internal controls over financial reporting totaled approximately $710,000 and $689,000, respectively.

   Audit Related Fees: Audit related fees billed to the Company by Grant Thornton LLP were approximately $34,000 and $30,000, respectively, during the Company's 2005 fiscal year and 2004 fiscal years. Such fees were primarily for assurance and related services related to employee benefit plan audits, and special procedures required to meet certain regulatory filing requirements.

   Tax Fees: Tax fees billed by Grant Thornton LLP for tax compliance, tax advice and tax planning totaled approximately $15,000 and $45,000 for the 2005 fiscal year and 2004 fiscal year, respectively.

   All Other Fees: There were no other fees billed to the Company by Grant Thornton LLP during either of the Company's 2005 or 2004 fiscal years.

                                 OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS


   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 11, 2006.

   In accordance with and to the extent covered by Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if the Company is not notified of a shareholder proposal by February 26, 2007, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof.

                                 ANNUAL REPORT


   THE 2005 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED HEREWITH. IF YOU DO NOT RECEIVE YOUR COPY PLEASE ADVISE THE COMPANY AND ANOTHER WILL BE SENT TO YOU.

                                         By Order of the Board of Directors,
                                                 DANIEL P. MCCARTNEY
                                                     Chairman and
                                               Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 10, 2006

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company's website at www.hcsgcorp.com.

                                                                  0           []



                        HEALTHCARE SERVICES GROUP, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE RADISSON HOTEL OF BUCKS COUNTY,
   2400 OLD LINCOLN HIGHWAY, TREVOSE, PA 19047 ON MAY 23, 2006 AT 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[]                                                                      14475 []

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        HEALTHCARE SERVICES GROUP, INC.

                                  MAY 23, 2006

             PROOF #1

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.
            |                                                      |
            V   Please detach and mail in the envelope provided.   V


 []

-----------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                        FOR  AGAINST  ABSTAIN
1. TO ELECT SEVEN DIRECTORS;                            2.   TO APPROVE AND RATIFY THE SELECTION OF     [ ]    [ ]      [ ]
                                                             GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                              NOMINEES:                      FIRM OF THE COMPANY FOR ITS CURRENT FISCAL YEAR ENDING
[ ] FOR ALL NOMINEES          O Daniel P. McCartney          DECEMBER 31, 2006.
                              O Barton D. Weisman
[ ] WITHHOLD AUTHORITY        O Joseph F. McCartney     3.   TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
    FOR ALL NOMINEES          O Robert L. Frome              BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONMENT.
                              O Thomas A. Cook
[ ] FOR ALL EXCEPT            O Robert J. Moss
    (See instructions below)  O John M. Briggs






INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here:                                 O
--------------------------------------------------------------








--------------------------------------------------------------
To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method.          [ ]
--------------------------------------------------------------

Signature of Shareholder ________________________ Date: _________ Signature of Shareholder ________________________ Date: _________

        NOTE:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
[]              If signer is a partnership, please sign in partnership name by authorized person.                                 []